UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------


      Date of Report (Date of earliest event reported): September 13, 2004


                          PEOPLES BANCORPORATION, INC.




Incorporated under the    Commission File No. 000-20616      I.R.S. Employer
laws of South Carolina                                       Identification No.
                                                                 57-0951843




                              1818 East Main Street

                          Easley, South Carolina 29640

                            Telephone: (864) 859-2265

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 Entry into a Material Definitive Agreement.

         On September 17, 2004, Registrant entered into a Noncompetition, Severance and Employment Agreement with C. Kyle Thomas, the President and Chief Executive Officer of Registrant's wholly-owned subsidiary, Seneca National Bank. The agreement is effective as of September 13, 2004, and provides for Mr. Kyle's employment and compensation and specifies payments to be made to him upon termination of his employment.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

         On September 17, 2004, Registrant filed an amendment to its Articles of Incorporation to be effective September 20, 2004. The amendment, which was made in connection with a three-for-two split of the Registrant's authorized shares of common stock, increased from 10,000,000 to 15,000,000 the total number of authorized shares of the Registrant's common stock and reduced from $1.67 per share to $1.11 per share the par value of such common stock. The amendment was adopted by the Board of Directors and no shareholder approval was required under South Carolina law.

Item 9.01  Financial Statements and Exhibits.

Exhibit 3  Amendment to Registrant's Articles of Incorporation

Exhibit 10 Noncompetition, Severance and Employment Agreement between Registrant and C. Kyle Thomas



SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                  PEOPLES BANCORPORATION, INC.
                                  (Registrant)



Date:  April 17, 2003             By: /s/ Robert E. Dye, Jr.
                                  ----------------------------------------------
                                  Robert E. Dye, Jr.
                                  Senior Vice President (Principal Financial
                                   and Principal Accounting Officer)




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                                  EXHIBIT INDEX

Exhibit 3  Amendment to Registrant's Articles of Incorporation

Exhibit 10 Noncompetition, Severance and Employment Agreement between Registrant and C. Kyle Thomas








































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